Seventh Amendment to Lease Agreement
             Dated Effective July 11, 2002, Between
        S & A Properties II, Inc. a Louisiana Corporation and MidSouth National Bank

     This Seventh Amendment to Lease Agreement (this
"Seventh Amendment") is executed on the
dates noted below, but is effective as of July 1, 2002, by and between S & A Properties II, Inc., as "Owner", having an address at 9151 Interline Avenue, Suite 1 B, Baton Rouge,
Louisiana, and MidSouth National Bank, as "Lessee", having address at 102 Versailles Blvd., Suite 100, Lafayette, LA 70506.

                           Recitals:

     Pursuant to a Lease Agreement between Lessee, as tenant, and Southwest National Bank Building Limited
Partnership, as building owner, dated Decembers, 1991 (the "Original Lease"), which is recorded in the records of the Clerk of Court for Lafayette Parish, Louisiana, under File No. 91-038121, Lessee leased certain space in the building known as Versailles Center located at 102 Versailles Boulevard, Lafayette, Louisiana (the "Building").

     Subsequent to execution of the Original Lease, the Building was acquired by MBL Life Assurance Corporation
("MBL") who succeeded to the position of the landlord under the Original Lease.

     MBL and Lessee amended the Original Lease pursuant to a First Amendment to Lease Agreement dated effective as of November 1, 1994 (the "First Amendment").

     Subsequent to execution of the First Amendment, the Building was acquired by Owner, and Owner succeeded to the position of the landlord under the Original
Lease, as modified by the First Amendment.

     Owner and Lessee have further amended the Original
Lease pursuant to the Second Amendment to Lease Agreement dated effective as of June 1, 1997 (the "Second Amendment"), the Third Amendment to Lease Agreement dated effective as of June 1, 1998 (the "Third Amendment"), the Fourth Amendment to Lease Agreement dated effective as of January 1, 2000 (the "Fourth Amendment"), the Fifth Amendment to Lease Agreement dated effective as of January 1, 2002 (the "Fifth Amendment"), and the Sixth Amendment to Lease Agreement dated effective as of March 1, 2002 (the "Sixth Amendment").

     The Original Agreement, as modified and supplemented by the First Amendment, the Second Amendment, the Third
Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, is hereinafter referred to as the "Lease
Agreement". The First Amendment, the Second Amendment, the
Third Amendment, the Fourth Amendment, the Fifth Amendment and the Sixth Amendment, are hereinafter referred to collectively as the "Amendments".

                         Agreement:

     In consideration of the mutual covenants and agreements below, Owner and Lessee agree to further amend and modify the Lease Agreement as set forth below:

     1. Premises. Item 1 of the Original Lease Agreement is hereby amended to substitute 26,865 square feet of Rentable Area (in the place of 23,730 square feet of Rentable Area, which was the correct number at the time of the Sixth Amendment), effective as of July 1, 2002, plus unrestricted use of and access to all Common Areas by Lessee, its patrons, visitors, employees, servants and agents, subject only to reasonable control by Owner for the benefit of all tenants, plus unrestricted and exclusive use of the drive-through teller facilities on the outside of the Building. In addition to the areas described as included within the Premises in the Sixth Amendment, paragraph 1, the Premises now include a portion of the second floor (which is known as Suite 212) consisting of 812 square feet of Rentable Area and a portion of the eighth floor (which is known as Suite 816) consisting of 2,323 square feet of Rentable Area, which are identified on Exhibit "A" (consisting of two (2) pages) highlighted in yellow, which is attached to and made part of this Seventh Amendment.

     2. Effective Date of Increase in Rent. The Rent due from
Lessee for the Premises shall increase
based on the additional Rentable Area added to the Premises pursuant to paragraph 1 of this Seventh
Amendment, effective as of July 1, 2002, without regard for whether Lessee completes the construction of its leasehold improvements to said additional Rentable
Area (i.e., Suites 212 and 816), and occupies said additional Rentable Area, before or after July 1, 2002.

     3. Interpretation. Each amendment or
modification to the Original Lease Agreement contained in the Amendments which is inconsistent with the provisions of this Seventh Amendment are hereby declared to be superseded by the terms and provisions of this Seventh Amendment. In the event of any conflict or inconsistency between the provisions of this Seventh Amendment and any of the provisions of the Lease Agreement, the provisions of this Seventh
Amendment shall in all respects govern and control.

     4. Authority to Commence Leasehold
Improvements. Although the addition of the Suites 212 and 816, as described in paragraph 1 above, to the Premises leased pursuant to the Lease will not be effective until July 1, 2002, Owner does hereby authorize Lessee to begin making its leasehold improvements to the additional Rentable Area (i.e., said
Suites 212 and 816) which is added to the Premises under the terms of paragraph 1 of this Seventh Amendment.

     5. Nonatrornment Agreement from Owner's
Lender. Owner agrees to cooperate with Lessee in an effort to,obtain a nondisturbance and attornrnent agreement from any lender of Owner holding a mortgage encumbering the Building, as collateral security for indebtedness of Owner.

     6. Ratification of Lease Agreement. Except as modified herein, the Lease Agreement is hereby ratified and confirmed in full. All terms, conditions and provisions of the Lease Agreement shall remain in full force and effect, except as expressly modified by this Seventh Amendment.


     IN WITNESS HEREOF, the parties have
executed this Amendment, under seal, as of the effective date set forth above, by and through their duly authorized representatives.


<"OWNER">                            <"LESSEE">
S & A PROPERTIES II, INC.            MIDSOUTH NATIONAL BANK



By: /s/                              By: /s/ Karen L. Hail
                                        _____________________

    Name:                                Name: Karen L. Hail
    Position:                            Position:  Sr. Executive
                                                    Vice President

Date: July 11, 2002                  Date July 10, 2002